UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 5, 2010

CENTERLINE HOLDING COMPANY
 (Exact name of registrant as specified in its charter)

DELAWARE	1-13237	13- 3916825
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

625 Madison Avenue, New York, NY	10022
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: 212-317-5700

Not Applicable
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Preliminary Note: The information in this Form 8-K supplements the disclosure about the Transactions (as defined below) that was included in the Form 8-K filed by Centerline Holding Company with the SEC on March 9, 2010.

Item 1.01. Entry Into a Material Definitive Agreement.

As previously disclosed, on March 5, 2010, Centerline Holding Company (the “Company”) consummated a series of transactions with an affiliate of Island Capital Group LLC (“Island Capital”) and the Company’s creditors and preferred shareholders, pursuant to which it substantially recapitalized the outstanding equity interests in the Company, restructured substantially all of its existing senior secured debt obligations, contingent liabilities, unsecured liabilities and other claims and sold its real estate debt fund management and commercial mortgage loan servicing businesses to an affiliate of Island Capital (collectively, the “Transactions”).

The Company had previously entered into an authorization agreement, dated July 4, 2009 (as subsequently amended, the “Authorization Agreement”), with Island C-III Holdings LLC, an affiliate of Island Capital (“Holdings”), pursuant to which Holdings was authorized to negotiate with creditors and other claimants of the Company and submit a proposal for a strategic transaction with the Company. The Transactions implement a proposal submitted by Island Capital to an independent committee of the board of trustees of the Company (the “Board”) formed to oversee an evaluation of business and strategic alternatives.

The following are descriptions of the material agreements the Company entered into or amended in connection with the Transactions.

Purchase and Sale Agreement

On March 5, 2010, the Company entered into and consummated the transactions contemplated by a Purchase and Sale Agreement, dated as of March 5, 2010 (the “Purchase Agreement”), among the Company, Centerline Capital Group Inc. (“CCG”), ARCAP 2004-RR3 Resecuritization, Inc., ARCAP 2005-RR5 Resecuritization, Inc., Centerline Fund Management LLC, Centerline CMBS Fund III Management LLC, Centerline REIT Inc. and CM Investor LLC (together with the Company and CCG, the “Sellers”), and C-III Capital Partners LLC, a newly formed, controlled affiliate of Island Capital (the “Purchaser”), pursuant to which:

•	the Purchaser acquired interests in certain of the Company’s subsidiaries that operate its real estate debt fund management and commercial mortgage loan servicing businesses (certain of which had been acquired when the Company purchased ARCap Investors LLC in 2006) and certain other financial assets (the “Purchased Interests”);

•	the Company issued 4,084,390 Special Series A Shares (as defined below) to the Purchaser representing an approximately seventeen percent (17%) fully diluted ownership interest in the Company post-Transactions; and

•	the Purchaser paid an aggregate purchase price of $110,000,000, subject to adjustment, in the form of $50,000,000 (a portion of which was paid directly to the Company’s creditors) in cash and the assumption of $60,000,000 of the Company’s pre-Transactions senior secured debt obligations due under its revolving credit and term loan agreement (the “Prior Credit Agreement”).

The Purchase Agreement provides that from March 6, 2010 until the termination of the Management Agreement (as defined below), the Purchaser has the right to designate a non-voting observer to attend each meeting of the Board (and the meetings of each of its committees).

The parties to the Purchase Agreement have agreed to a variety of customary covenants and agreements, including with respect to confidentiality, cooperation, non-competition, public announcement and similar matters. The covenants and agreements are subject to various limitations specified in the Purchase Agreement.

The Purchase Agreement contains customary representations and warranties, certain of which are qualified by information in disclosure schedules delivered together with the Purchase Agreement. While the Company does not believe that these schedules contain information that the securities laws require it to publicly disclose, other than information that has already been so disclosed, the disclosure schedules do contain information that modifies, qualifies and creates exceptions to the representations and warranties set forth in the Purchase Agreement. Accordingly, the representations and warranties should not be relied on as characterizations of the actual state of facts with respect to the Company and/or its subsidiaries, since they may be modified by the disclosure schedules.

The Purchase Agreement provides that the Sellers, jointly and severally, will indemnify the Purchaser with respect to certain matters, including: any inaccuracy or breach of any representation or warranty of the Sellers (provided that claims attributable to such inaccuracies or breaches exceed $500,000 in the aggregate (see below)) and the ownership, management or operation of the Purchased Interests at or prior to the closing of the transactions contemplated by the Purchase Agreement. The Purchaser will indemnify each of the Sellers with respect to certain matters, including: any inaccuracy or breach of any representation or warranty of the Purchaser (provided that, subject to certain exceptions, any claims attributable to inaccuracies or breaches exceed $500,000 in the aggregate (see below)) and the ownership, management or operation of the Purchased Interests after the closing of the transactions contemplated by the Purchase Agreement.

Pursuant to the Purchase Agreement, a portion of the cash consideration in an amount equal to $10,000,000 (the “Escrow Amount”), was deposited into an escrow account to satisfy certain of the Sellers’ post-closing indemnification obligations to the Company’s real estate debt funds and their respective investors. The Escrow Amount is scheduled to be released not later than March 5, 2015. Subject to certain exceptions, the Sellers, on the one hand, and the Purchaser, on the other hand, will not be liable to indemnify the other party until damages exceed $500,000, and then such indemnifying party shall only be liable to the extent such damages exceed $500. Subject to certain exceptions, the liability of the Sellers to the Purchaser for claims for indemnification for any inaccuracy or breach of any representation or warranty of the Sellers or attributable to the ownership, management or operation of the Purchased Interests at or prior to the closing of the transactions contemplated by the Purchase Agreement pursuant to the Purchase Agreement is capped at $30,000,000. The maximum liability of the Sellers to the Purchaser for other damages that are indemnifiable under the Purchase Agreement is generally capped at 100% of the purchase price.

This description of the Purchase Agreement is qualified in its entirety by reference to the complete terms of the Purchase Agreement, which is attached as Exhibit 10.1 to this Current Report and incorporated herein by reference.

Management Agreement

In connection with the consummation of the Purchase Agreement, the Company and CCG entered into a management agreement, dated as of March 5, 2010 (the “Management Agreement”), with Island Centerline Manager LLC (the “Manager”), an entity owned and operated by a subsidiary of Island Capital. The Management Agreement provides for an initial five year term and, subject to a fairness review of management fees, for successive one year renewal terms. Pursuant to the Management Agreement:

•	the Manager will provide executive management and strategic, restructuring and general advisory services to the Company and its subsidiaries; and

•	the Company will pay a one-time $5,000,000 advisory payment payable in 12 monthly installments for certain fund management review services, a $5,000,000 annual base management fee and an annual incentive fee equal to the product of (i) 10% and (ii) the product of (a) the excess of fully-diluted adjusted EBITDA per share over target adjusted EBITDA per share and (b) the weighted average number of common share equivalents outstanding (as such terms for the formula are defined in the Management Agreement).

The Management Agreement provides each party with various rights of termination, which in the case of the Company under certain circumstances could require the payment by the Company of a termination fee in an amount equal to three times the sum of the base and incentive fees earned during the year prior to termination.

This description of the Management Agreement is qualified in its entirety by reference to the complete terms of the Management Agreement, which is attached as Exhibit 10.2 to this Current Report and incorporated herein by reference.

Master Novation, Stabilization, Assignment, Allocation, Servicing and Asset Management Agreement with Natixis Financial Products Inc. and Related Agreements

The Company, CCG, a wholly owned subsidiary of the Company, Centerline Financial Holdings LLC (“CFin Holdings”), and Natixis Financial Products Inc. (“Natixis”) entered into a Master Novation, Stabilization, Assignment, Allocation, Servicing and Asset Management Agreement, dated as of March 5, 2010 (the “Natixis Master Agreement”) and related documents, pursuant to which all obligations of the Company and CCG under back to back credit default swaps were terminated, relieving the Company’s assets from exposure to a potential contingent liability in a notional amount of approximately $400,000,000 by moving those liabilities to a consolidated subsidiary. The obligations of the Company and CCG were assumed by CFin Holdings, an isolated special purpose entity owned 90% by CCG and 10% by Natixis. Natixis had issued fronting credit default swaps to certain tax credit funds sponsored by the Company (the “Natixis Enhanced Funds”) to credit enhance the Natixis Enhanced Funds’ general partners’ guarantee to the respective fund investors of minimum returns from either tax benefits or cash. The Company and CCG were required under the back to back credit swaps to repay Natixis if it was obligated to pay on the Natixis credit enhancement. In addition to its existing capital, CFin Holdings (i) was assigned the Company’s rights to future fees or repayment of amounts loaned or advanced by the Company to the Natixis Enhanced Funds and (ii) received a new $20 million loan from Natixis (as discussed below), which loan will be used for payments of debt service on the properties in which the respective tax credit funds hold interests. CFin Holdings will use amounts advanced to or held by CFin Holdings, available capital from the Natixis Enhanced Funds, and Company resources of approximately $30 million (such resources consist of reduction of residual rights or payments from mortgage-related assets) to provide support to the properties in which the tax credit funds hold interests.

This description of the Natixis Master Agreement is qualified in its entirety by reference to the complete terms of the Natixis Master Agreement and the related Receivables Assignment and Assumption Agreement, which are attached as Exhibits 10.3 and 10.5, respectively, to this Current Report and incorporated herein by reference.

Natixis Credit Agreement

On March 5, 2010, CFin Holdings entered into the Senior Secured Credit Agreement (the “Natixis Credit Agreement”) with the lenders party thereto (the “Lenders”) and Natixis Financial Products (“Natixis”), as administrative agent. Under the terms of the Natixis Credit Agreement, CFin Holdings is permitted to borrow up to $20.0 million, plus up to an additional $1.0 million in each calendar year until the maturity date. All outstanding obligations under the Natixis Credit Agreement are due on March 5, 2037. Borrowings under the Natixis Credit Agreement are secured by a first priority lien on substantially all of CFin Holdings’ existing and future assets, including the rights of CFin Holdings under a Receivables Assignment and Assumption Agreement dated as of March 5, 2010, pursuant to which certain affiliates of CFin Holdings assigned their rights to certain fees and receivables to CFin Holdings.

Borrowings under the Natixis Credit Agreement will bear interest at a rate of 10.0% per annum, which will be paid-in-kind and added to the outstanding principal amount on the last business day of March, June, September and December of each year.

The Natixis Credit Agreement contains negative covenants limiting CFin Holdings’ indebtedness, liens, fundamental changes, lines of business, investments, restricted payments, transactions with affiliates, restrictive agreements, management fees, and modifications of certain agreements of CFin Holdings. In addition, funds held by CFin Holdings in its deposit and security accounts may not be used by CFin Holdings without the consent of the Lenders upon the occurrence of certain events, including breaches of representations and warranties and defaults under certain related agreements, and the failure to meet certain deadlines with respect to the work-out and stabilization of certain bonds.

The Natixis Credit Agreement also contains customary events of default, including payment defaults, breaches of representations and warranties, covenant defaults, cross defaults to certain other indebtedness in excess of specified amounts, certain events of bankruptcy and insolvency, ERISA defaults, judgments in excess of specified amounts, failure of any guaranty or security document supporting the Natixis Credit Agreement to be in full force and effect, the failure of certain related transaction documents to be in full force and effect, the occurrence of a liquidating event under the operating agreement of CFin Holdings or a change of control.

This description of the Natixis Credit Agreement is qualified in its entirety by reference to the complete terms of the Natixis Credit Agreement, which is attached as Exhibit 10.4 to this Current Report and incorporated herein by reference.

Merrill Lynch Capital Services Inc. Transaction Assignment Agreement and Related Agreements

The Company, CCG, Centerline Guaranteed Holdings LLC (“Guaranteed Holdings”), and Merrill Lynch Capital Services Inc. (“Merrill”) entered into a Transaction Assignment Agreement, dated as of March 5, 2010 (the “Transaction Assignment Agreement”) and related documents, pursuant to which the Company’s and CCG’s obligations under back to back credit default swaps issued by CCG to Merrill were assigned and assumed by Guaranteed Holdings, an isolated special purpose entity and subsidiary of CCG. As part of this agreement, all obligations of the Company and CCG under these back to back credit default swaps were terminated relieving the Company’s assets from exposure to a potential contingent liability in a notional amount of approximately $400,000,000 by moving those liabilities to a consolidated subsidiary. Merrill had issued fronting credit default swaps to tax credit funds sponsored by the Company (the “Merrill Enhanced Funds”) to credit enhance the Merrill Enhanced Funds’ general partners’ guarantee to the respective fund investors of minimum returns from either tax benefits or cash. The Company had agreed, among other things, to repay Merrill if it was obligated to pay on the Merrill credit enhancement, which obligation of the Company has, by the Transaction Assignment Agreement, been terminated. Pursuant to a Reaffirmation of Guarantee, dated March 5, 2010, between the Company and Merrill (the “Reaffirmation of Guarantee”), the Company has retained a continuing obligation to reimburse Merrill if it is required to pay on its fronting credit default swap with respect to actions occurring prior to March 5, 2010 that were either known to the Company or should have been known with the exercise of reasonable diligence and not previously disclosed to Merrill if the Company or its affiliates did not control the underlying property or in any event if the event occurred while the Company controlled the underlying property. As part of the transaction, pursuant to a Master Stabilization, Assignment, Allocation, Asset Management and Servicing Agreement, dated as of March 5, 2010, between the Company and Guaranteed Holdings (the “Merrill Master Agreement”), which is for the benefit of Merrill, the Company formed Guaranteed Holdings, which was capitalized with an assignment of the Company’s rights to future fees or repayment of amounts loaned or advanced by the Company to the various funds and the transfer of $67,200,000 of cash collateral previously posted by the Company to secure its obligations to Merrill. Merrill has agreed, as part of amendments to the Collateral Support Annex to the back to back swap assumed by Guaranteed Holdings, that if certain conditions are met, it will allow the release of up to $35,000,000 of the cash collateral to provide financial support to properties in which the respective tax credit funds hold interests. Prior to achieving those conditions, the Company has agreed to pay up to $2 million per year, for the next two years, to enable properties in which the respective tax credit funds hold interests to pay their debt service, provided that Guaranteed Holdings makes available from the cash collateral any additional amounts needed to satisfy debt service payments on such properties.

This description of (i) the Transaction Assignment Agreement, (ii) the Reaffirmation of Guarantee, (iii) the Merrill Master Agreement, and (iv) the related Receivables Assignment and Assumption Agreement, ISDA Master Agreement, Multicurrency – Cross Border Schedule to the Master Agreement, ISDA Credit Credit Support Annex to the Schedule to the ISDA Master Agreement and Paragraph 13 to ISDA Credit Credit Support Annex to the Schedule to the ISDA Master Agreement is qualified in its entirety by reference to the complete terms of (i) the Transaction Assignment Agreement, (ii) the Reaffirmation of Guarantee, (iii) the Merrill Master Agreement, and (iv) the related Receivables Assignment and Assumption Agreement, ISDA Master Agreement, Multicurrency – Cross Border Schedule to the Master Agreement, ISDA Credit Credit Support Annex to the Schedule to the ISDA Master Agreement and Paragraph 13 to ISDA Credit Credit Support Annex to the Schedule to the ISDA Master Agreement, which are attached as Exhibits 10.6, 10.13, 10.7, 10.8, 10.9, 10.10, 10.11 and 10.12, respectively, to this Current Report and incorporated herein by reference.

Related Omnibus Agreement

Pursuant to an Omnibus Agreement, dated as of March 5, 2010, among the Company, Centerline Capital Company, LLC, an indirect subsidiary of the Company, (“CCC” and together with the Company, the “Centerline Parties”), Related Special Assets LLC (“RSA”) and Related General II, L.P. (“RG II”, and together with RSA, the “Related Parties”), among other things:

•	RG II consented to an amendment to the certificate of designation for the Company’s Special Preferred Voting Shares which, among other matters, eliminated the right of the holders thereof to nominate and/or elect certain trustees to the Company’s Board.

•	RG II, CCG and certain other Investor Members (as defined therein) entered into an amendment to the Amended and Restated Operating Agreement of CCC, dated as of March 5, 2010, to eliminate a distribution tax gross-up (embodied in a prescribed preferred return), provide for distributions on a basis equivalent to distributions paid on the Company’s common shares (the “Common Shares”) and eliminate the Company’s obligation to make certain contributions to fund certain quarterly distribution shortfalls, all in respect of Special Common Units issued by CCC and owned by RG II.

•	The Related Parties, their beneficial owners and the Company entered into a lock-up agreement, dated as of March 5, 2010, pursuant to which the Related Parties and its beneficial owners agreed to certain transfer and other restrictions (the “NOL Lock-Up Agreement”) to govern their equity interests in the Company as a protective measure to prevent the Company from experiencing an “ownership change” as defined in Section 382 of the Internal Revenue Code of 1986, as amended (the “Code”).

•	CCG entered into a Consulting and Advisory Agreement, dated March 5, 2010 (the “Consulting and Advisory Agreement”), with TRCLP Affordable Acquisitions LLC, an affiliate of Related (“TRCLP Affordable”), pursuant to which TRCLP Affordable will perform certain consulting and advisory services and in consideration therefor, among other things, TRCLP will have a right to information with respect to the future sale of interests held by Company sponsored tax credit funds in certain tax credit properties and tax credit equity, as defined in the Consulting and Advisory Agreement and to acquire certain of such interests or properties on market terms if they become available for sale (“Consulting and Advisory Agreement” below).

•	TRCLP Affordable assumed $5,000,000 of the Company’s pre-transaction senior secured debt obligations due under the Prior Credit Agreement (the “TRCLP Loan”).

•	RSA, in its capacity as the holder of 10,843,492 (approximately 97%) of the Company’s 11% Cumulative Convertible Preferred Shares, Series A-1 Shares (the “11% Shares”) consented to (i) the amendment and restatement of the certificate of designation of the 11% Preferred Shares (the “11.0% COD”) to, among other things, (x) reduce the dividend rate payable to RSA from 11% to 9.5% and (y) increase the conversion price of the 11% Shares to effectuate the settlement of certain litigation and then (ii) the reclassification of the 11% Shares into Special Series A Shares by means of an amendment to the 11.0% COD that amends the 11.0% COD in its entirety as provided in the Special Series A COD. All 11% Shares have been automatically converted into Special Series A Shares on a pro rata basis, based on the original issuance price paid for such 11% Shares.

This description of the Related Omnibus Agreement and the Consulting and Advisory Agreement is qualified in its entirety by reference to the complete terms of the Related Omnibus Agreement and the Consulting and Advisory Agreement, which are attached as Exhibits 10.14 and 10.22, respectively, to this Current Report and incorporated herein by reference.

Based on publicly available information, the Related Parties and certain of their affiliates beneficially owned approximately 18% of the Common Shares on a fully diluted basis (including the 11% Shares owned by the Related Parties) prior to the Transactions. In addition, based on publicly available information, the Related parties and certain of their affiliates own 10,234,400 Special Common Units (SCUs”) issued by CCC. Upon receipt of a notice of exchange, the Company has the discretion to exchange the SCUs for cash or Common Shares. Stephen Ross and Jeff Blau, who are affiliates of the Related Parties, were members of the Board until June 2009. As discussed in Item 8.01 below, RSA, an entity affiliated with Messrs. Ross and Blau, sold 5,226,513 Special Series A Shares to Purchaser and Purchaser granted an option to RSA to purchase 25% of the 9,310,903 Special Series A Shares issued and sold to the Purchaser, which if exercised would result in RSA beneficially owning approximately 9.6% of the Company’s Common Share equivalents on a fully diluted basis. The Related parties and certain of their affiliates did not dispose of their 10,234,400 SCUs in connection with the Transactions.

Consulting and Advisory Agreement

As noted above, CCG entered into a Consulting and Advisory Agreement, dated March 5, 2010 (the “Consulting and Advisory Agreement”) with TRCLP Affordable pursuant to which TRCLP Affordable will perform certain consulting and advisory services at the Company’s request.  Under the Consulting and Advisory Agreement, the Company is obligated to pay fees to TRCLP Affordable in an amount equal to the interest payable by TRCLP Affordable on the TRCLP Loan.  In addition, TRCLP Affordable will have a right to information with respect to the future sale of general partnership interests held by affiliates of Company-sponsored tax credit funds in certain tax credit properties and tax credit equity, as defined in the Consulting and Advisory Agreement, and will have rights of first offer and first refusal to acquire certain of such interests or properties on market terms if they become available for sale.  The Consulting and Advisory Agreement is terminable by TRCLP Affordable without cause and by the Company in the event TRCLP Affordable does not perform its services to the reasonable satisfaction of the Company or if TRCLP competes with the Company with respect to certain tax credit syndication activities.  The Company may also terminate the Consulting and Advisory Agreement upon a change in control provided it pays Related a termination fee in an amount equal to the then-fair market value of TRCLP Affordable’s rights under the Consulting and Advisory Agreement.  In connection with the TRCLP Loan, TRCLP Affordable and the Company have agreed with the lender that if TRCLP Affordable terminates the Consulting and Advisory Agreement without cause, it is required to immediately repay the remaining balance of the TRCLP Loan and if the Company terminates the Consulting and Advisory Agreement for any reason other than TRCLP Affordable’s default in performing its services (in which event TRCLP Affordable is obligated to immediately repay the TRCLP Loan), the Company is obligated to immediately repay the TRCLP Loan.  If the Company and TRCLP Affordable mutually agree to terminate the Consulting and Advisory Agreement, they will each pay 50% of the remaining balance of the TRCLP Loan.

Amended and Restated Credit Agreement

On March 5, 2010, the Company and CCG (together with the Company, the “Borrowers”) amended and restated their obligations under the Prior Credit Agreement by entering into a Second Amended and Restated Revolving Credit and Term Loan Agreement (the “Amended Credit Agreement”), dated as of March 5, 2010, with the Guarantors listed on Schedule 1 thereto (the “Guarantors”), the Lenders named therein, Bank of America, N.A. as issuing bank and as administrative agent, Banc of America Securities, LLC and Citicorp USA Inc., as co-lead arrangers, and Banc of America Securities, LLC as book manager.

The Amended Credit Agreement provides the Borrowers with, among other things, (a) (i) a term loan commitment of $137,500,000; and (ii) an extension of the maturity date with respect to the Borrowers’ outstanding term loan indebtedness to the Lenders to March 3, 2017 (the “Term Loan”), and (b) (i) a revolving credit limit of $36,981,200 (of which $11,981,200 is allocated to outstanding Letters of Credit (the “Letters of Credit”) and (ii) an extension of the maturity date with respect to the Borrowers’ outstanding revolving credit indebtedness to the Lenders to March 4, 2015 (the “Revolving Loan” and together with the Term Loan, the “Loans”), which Revolving Loan may be repaid and restored as available revolving credit and may be used to warehouse low income housing tax credit investments as well as to provide for the Borrowers’ ongoing working capital requirements and for general corporate purposes, subject to limitations specified in the Amended Credit Agreement. Additionally, if the Letters of Credit are terminated, the $11,981,200 cannot be used for general corporate capital needs and the revolving credit limit will be reduced to $25,000,000.

The Loans bear interest per annum at the Borrowers’ election at either:

•	the Base Rate (defined as the prime rate set by Bank of America, N.A.) plus a margin of 3.00% per annum; or

•	the LIBOR Rate (defined as the rate per annum comparable to that offered by the British Bankers Association LIBOR Rate for deposits in dollars as published by Reuters under conditions specified in the Amended Credit Agreement) plus a margin of 3.00% per annum.

The Amended Credit Agreement provides that the Loans are subject to specified amortization requirements as detailed in the Amended Credit Agreement. The Amended Credit Agreement also provides that the Borrowers may prepay the Loans plus accrued interest, in whole or in part, and without premium or penalty, subject to the terms of the Amended Credit Agreement. The Amended Credit Agreement provides that the Loans will be subject to mandatory prepayments under certain circumstances.

The Amended Credit Agreement is secured by (a) unconditional guarantees executed by the Guarantors, (b) the pledge by the Borrowers and Guarantors of all of their respective assets, and (c) the pledge of specified assets by certain subsidiaries of the Borrowers other than the Guarantors.

The Amended Credit Agreement contains representations and warranties and affirmative, negative and financial covenants that are customary for facilities of its type. The financial and negative covenants include, without limitation, leverage and fixed charge coverage ratio covenants and certain limitations on the ability to: incur liens and certain indebtedness; consummate mergers, consolidate or sell assets; make certain loans, guarantees and investments; declare or pay dividends to the Company’s shareholders or make distributions from subsidiaries. The Amended Credit Agreement also includes certain events of default customary for credit facilities of its type.

This description of the Amended Credit Agreement is qualified in its entirety by reference to the complete terms of the Amended Credit Agreement, which is attached as Exhibit 10.15 to this Current Report and incorporated herein by reference.

Registration Rights Agreements with the Purchaser and the Manager

On March 5, 2010, the Company entered into registration rights agreements with each of the Purchaser and the Manager (the “Registration Rights Agreements”). Pursuant to the terms and subject to the conditions contained in the Registration Rights Agreements, the Purchaser and the Manager have certain demand and “piggyback” registration rights with respect to their Special Series A Shares and the Common Shares into which their Special Series A Shares convert (“Registrable Securities”). In addition, if the Company becomes eligible to use a Form S-3 registration statement, then the Purchaser and the Manager may, subject to certain conditions, require the Company to effect a shelf registration for their Registrable Securities.

This description of the Registration Rights Agreements is qualified in its entirety by reference to the complete terms of the Registration Rights Agreements, which are attached as Exhibits 10.16 and 10.17 to this Current Report and incorporated herein by reference.

Tax Benefits Preservation Plan

On March 5, 2010, the Board delegated to the Rights Plan Evaluation Committee (the “Committee”) the full power and authority of the Board to consider and declare if it so deems advisable a distribution of one Series B Special Share purchase right (a “Right”) for each Common Share, Convertible Community Reinvestment Act Preferred Share (the “CCRA Preferred Shares”), Series A Convertible Community Reinvestment Act Preferred Shares (the “Series A CRA Preferred Shares”), Special Preferred Voting Shares (the “Special Preferred Voting Shares”), and 15 Rights for each Special Series A Share of the Company outstanding at the close of business on or after the date of the Committee’s resolution approving the distribution. The Committee has declared such distribution in respect of all such shares as of March 22, 2010 (the “Record Date”). The Special Series A Shares, the Common Shares, the CCRA Preferred Shares, the Series A CRA Preferred Shares and the Special Preferred Voting Shares are collectively referred to herein as the “Existing Shares.”

As long as the Rights are attached to the Existing Shares, the Company will issue one Right (subject to adjustment) with each new Common Share, CRA Share, Series A CRA Share and Special Preferred Voting Share, and 15 Rights with each new Special Series A Share issued prior to the Distribution Date or the Expiration Date (as defined below) so that all such shares will have attached Rights. When exercisable, each Right will entitle the registered holder to purchase from the Company one one-millionth of a Series B Special Share (the “Series B Shares”) at a price of $0.66 per one one-millionth of a Series B Share, subject to adjustment (the “Purchase Price”). The description and terms of the Rights are set forth in a Tax Benefits Preservation Plan, dated as of March 5, 2010, as the same may be amended from time to time (the “Rights Agreement”), between the Company and Computershare Trust Company, N.A., a federally chartered trust company (the “Rights Agent”).

By adopting the Rights Agreement, the Board is seeking to protect the Company’s ability to carry forward its net operating losses and certain other tax attributes (collectively, the “NOLs”). The Company has experienced and may continue to experience substantial net operating losses, and for federal and state income tax purposes, the Company may “carry forward” net operating losses in certain circumstances to offset current and future taxable income, which will reduce federal and state income tax liability, subject to certain requirements and restrictions.

These federal and state NOLs can be a valuable asset of the Company, which may inure to the benefit of the Company and it shareholders. However, if the Company experiences an “ownership change”, as defined in Section 382 of the Code, its ability to use the NOLs could be substantially limited, and the timing of the usage of the NOLs could be substantially delayed, which would significantly impair the value of the Company’s NOL asset.

Generally, an “ownership change” occurs if the percentage of the shares of beneficial interest in the Company (i.e., the Existing Shares) owned by one or more “five percent shareholders” increases by more than fifty percentage points over the lowest percentage of shares of beneficial interest owned by such shareholder at any time during the prior three-year period or, if sooner, since the last “ownership change” experienced by the Company. Therefore, an NOL rights agreement with a 5% “trigger” threshold is intended to act as a deterrent to any person or entity acquiring 5% or more of the outstanding Existing Shares without the prior approval of the Board. This would protect the Company’s NOL asset because changes in ownership by a person or entity owning less than 5% of the Existing Shares are not included in the calculation of “ownership change” for purposes of Section 382 of the Code.

Until the earlier to occur of (i) the tenth business day following a public announcement that a person, entity or group of affiliated or associated persons or entities has become a Five Percent (5%) Shareholder (as defined in the Rights Agreement) (an “Acquiring Person”) or (ii) ten business days (or such later date as may be determined by action of the Board prior to such time as any person, entity or group of affiliated persons or entities becomes an Acquiring Person) following the commencement or announcement of an intention to make a tender offer or exchange offer the consummation of which would result in a Person becoming an Acquiring Person (the earlier of (i) and (ii) being called the “Distribution Date”), the Rights will be evidenced, with respect to any of the certificates evidencing Existing Shares outstanding as of the Record Date, by such certificate (or, with respect to any Existing Shares held in book entry form, by notation in book entry) together with a copy of a summary of such Rights.

The Rights Agreement provides that any person or entity who otherwise would be a Five Percent 5(%) Shareholder on the date the Rights Agreement was adopted, together with any affiliates and associates of that person or entity (each an “Existing Holder”), shall not be deemed to be an “Acquiring Person” for purposes of the Rights Agreement unless such holder increases its “Percentage Stock Ownership” by more than one-quarter of one percentage point over such holder’s lowest Percentage Stock Ownership on or after the consummation of the relevant transaction, subject to certain exceptions for increases due to repurchases or redemptions, stock dividends, stock splits and the like. As the Rights Agreement was not in place at the time of the Transactions, the Purchaser did not become an Acquiring Person as a result of the Transactions. The Rights Agreement includes a procedure whereby the Board will consider requests to exempt certain proposed acquisitions of Existing Shares from the applicable ownership trigger if the Board determines that the requested acquisition will not jeopardize or endanger the availability of the NOLs to the Company.

The Rights Agreement provides that until the Distribution Date (or earlier redemption, exchange, termination or expiration of the Rights), the Rights will be transferred with and only with the Existing Shares. Until the Distribution Date (or earlier redemption, exchange, termination or expiration of the Rights), certificates for new Existing Shares (and Ownership Statements in respect of uncertificated shares) issued after the close of business on the Record Date upon transfer or new issuance of the Existing Shares will contain a notation incorporating the Rights Agreement by reference. Until the Distribution Date (or earlier redemption, exchange, termination or expiration of the Rights), the surrender for transfer of any certificates for Existing Shares or any book entry shares, with or without such notation, notice or a copy of a summary of such Rights, will also constitute the transfer of the Rights associated with the Existing Shares represented by such certificate or uncertificated shares.

As soon as practicable following the Distribution Date, separate certificates evidencing Rights (the “Right Certificates”) will be mailed to the holders of record of Existing Shares as of the close of business on the Distribution Date and such separate Right Certificates alone will evidence the Rights.

The Rights are not exercisable until the Distribution Date. The Rights will expire thirty six (36) months and one day after the date of the Rights Agreement (the “Final Expiration Date”), subject to the Company’s right to extend such date, unless earlier redeemed or exchanged by the Company or terminated.

Each Series B Share purchasable upon the exercise of the Rights will be entitled, when, as and if declared, to a minimum preferential quarterly distribution payment of the greater of (a) $1.00 per share, or (b) an aggregate distribution of 1,000,000 times the distribution, if any, declared per Common Share. In the event of liquidation, dissolution or winding up of the Company, the holders of Series B Shares will be entitled to a minimum preferential liquidation payment of $10.00 per share (plus any accrued but unpaid distributions), provided that such holders of Series B Shares will be entitled to an aggregate payment of 1,000,000 times the payment made per Common Share. Each Series B Share will have 1,000,000 votes and will vote together with the shares of beneficial interest of the Company. Finally, in the event of any merger, consolidation or other transaction in which shares of beneficial interest are exchanged, each Series B Share will be entitled to receive 1,000,000 times the amount received per Common Share. Series B Shares will not be redeemable. These rights are protected by customary antidilution provisions. Because of the nature of the Series B Share’s distribution, liquidation and voting rights, the value of one one-millionth of a Series B Share purchasable upon exercise of each Right should approximate the value of one Common Share.

The Purchase Price payable, and the number of Series B Shares or other shares of beneficial interest in the Company or property of the Company issuable, upon the exercise of the Rights are subject to adjustment from time to time to prevent dilution.

In general, at any time after a person or entity becomes an Acquiring Person, the Board may cause the Company to exchange the Rights (other than Rights owned by an Acquiring Person which will have become void), in whole or in part, for Series B Shares (or Common Shares or Special Shares) at an exchange rate of one one-millionth of a Series B Share (subject to adjustment) for each Right.

No adjustment in the Purchase Price will be required until cumulative adjustments require an adjustment of at least 1% in such Purchase Price. No fractional Series B Shares or Existing Shares will be issued (other than fractions of Series B Shares which are integral multiples of one one-millionth of a Series B Share, which may, at the election of the Company, be evidenced by depository receipts), and in lieu thereof, a payment in cash will be made based on the market price of the Series B Shares or Existing Shares on the last trading date prior to the date of exercise.

The Rights may be redeemed in whole, but not in part, at a price of $0.00001 per Right (the “Redemption Price”) by the Board at any time prior to the time that an Acquiring Person has become such. The redemption of the Rights may be made effective at such time, on such basis and with such conditions as the Board in its sole discretion may establish. Immediately upon any redemption of the Rights, the right to exercise the Rights will terminate and the only right of the holders of Rights will be to receive the Redemption Price.

Until a Right is exercised, the holder thereof, as such, will have no rights as a shareholder of the Company beyond those as an existing shareholder, including, without limitation, the right to vote or to receive distribution.

Any of the provisions of the Rights Agreement may be amended by the Board for so long as the Rights are then redeemable, and after the Rights are no longer redeemable, the Company may amend or supplement the Rights Agreement in any manner that does not adversely affect, in any material way, the interests of the holders of the Rights (other than an Acquiring Person or an affiliate or associate of an Acquiring Person).

This description of the Rights Agreement is qualified in its entirety by reference to the complete terms of the Rights Agreement, which is attached as Exhibit 10.23 to this Current Report and incorporated herein by reference.

Item 2.01. Completion of Acquisition or Disposition of Assets.

The information set forth in Item 1.01 above under the heading “Purchase and Sale Agreement” is hereby incorporated by reference into this Item 2.01.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 above under the headings “Amended and Restated Credit Agreement”, “Natixis Credit Agreement” and “Merrill Lynch Capital Services Inc. Transaction Assignment Agreement and Related Agreements” is hereby incorporated by reference into this Item 2.03, insofar as it relates to the creation of a direct financial obligation under the Amended Credit Agreement or the Natixis Credit Agreement.

Item 3.02. Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 above under the heading “Purchase and Sale Agreement” and in Item 5.03 below under the heading “Adoption of Special Series A Certificate of Designation” is hereby incorporated by reference into this Item 3.02. As disclosed under the heading “Purchase and Sale Agreement” in Item 1.01 of this Current Report, on March 5, 2010, the Company sold 4,084,390 Special Series A Shares to the Purchaser. In addition, on March 5, 2010, the Company sold 1,185,610 Special Series A Shares to Natixis in connection with the Natixis Master Agreement and related transactions. These sales were not registered under the Securities Act of 1933, as amended (the “Securities Act”). The Special Series A Shares were sold in reliance upon the exemption from registration provided by Section 4(2) of the Securities Act of 1933, as amended (the “Act”), and Rule 506 of Regulation D promulgated thereunder, as transactions not involving a public offering. Each of the purchasers in these transactions provided a written representation that it is an “accredited investor” within the meaning of Rule 501 of Regulation D promulgated under the Act, and the Company did not engage in general solicitation.

The information set forth in Item 5.03 below under the heading “Reclassifications of Preferred Shares Into, and Exchanges of Preferred Shares for, Special Series A Shares” is hereby incorporated by reference into this Item 3.02. The reclassifications and exchanges of preferred shares discussed in Item 5.03 below were accomplished without registration under the Securities Act in reliance on the exemption from registration found in Section 3(a)(9) of the Securities Act, as these reclassifications and exchanges were by the Company with its existing security holders where no commission or other remuneration was paid or given directly or indirectly for soliciting such exchange.

Item 3.03. Material Modification to Rights of Security Holders.

The information set forth in Items 5.03.and 8.01 below is incorporated herein by reference into this Item 3.03.

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

On March 5, 2010, CCG entered into an agreement (an “Employment Agreement Termination Agreement”) with each of the following named executive officers terminating each of their respective employment agreements: Marc D. Schnitzer (Chief Executive Officer & President), Robert L. Levy (Chief Financial Officer), Andrew J. Weil (Executive Managing Director) and Paul G. Smyth (Executive Managing Director). Pursuant to each of the Employment Agreement Termination Agreements, each such named executive officer will continue to be employed on an at-will basis, except with respect to Mr. Smyth, who will be employed in the commercial real estate business acquired by the Purchaser. In addition, CCG paid each of the named executive officers consideration for the termination of his employment contract (“Employment Agreement Termination Consideration”), and each named executive officer will be entitled to a severance amount (“Potential Future Severance Payment”), in the event that such named executive officer is terminated within six months after the closing of the Transactions. The consideration for termination of each named executive officer’s employment agreement and potential future severance payments are set forth below:

	Employment Agreement	Potential Future
Named Executive Officer	Termination Consideration	Severance Payment
Marc D. Schnitzer	$100,000	$677,875
Robert L. Levy	$100,000	$134,769
Andrew J. Weil	$100,000	$255,692
Paul G. Smyth	$25,104.47	$108,365

This description of the Employment Agreement Termination Agreements is qualified in its entirety by reference to the complete terms of the Employment Agreement Termination Agreements, which are attached as Exhibits 10.18 through 10.21 to this Current Report and incorporated herein by reference.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Adoption of Special Series A Certificate of Designation

Pursuant to the Company’s Second Amended and Restated Trust Agreement, dated as of November 17, 2003, as amended by Amendment No. 1 thereto, dated as of September 20, 2005, as further amended by Amendment No. 2 thereto, dated as of November 30, 2005, as further amended by Amendment No. 3 thereto, dated as of June 13, 2006, and as further amended by Amendment No. 4 thereto, dated as of April 2, 2007 (collectively, the “Trust Agreement”), the Company adopted, upon the approval of its Board, a certificate of designation creating 19,860,212 Special Series A Shares (the “Special Series A COD”), not all of which have been issued in connection with the Transactions. Each Special Series A Share is the equivalent of 15 Common Shares, on an as-converted basis, as to both voting and economic rights, but do not have any liquidation preferences or preferential dividend rights. The Board adopted, and determined to submit for shareholder approval, an amendment to the Trust Agreement (the “Trust Amendment”) to increase the number of shares of beneficial interest authorized for issuance (the “Trust Amendment”) to 800,000,000 in order to permit the automatic conversion of the Special Series A Shares into the appropriate number of Common Shares as well as to provide additional authorized shares of beneficial interest for future trust purposes. The Special Series A Shares automatically convert into Common Shares upon adoption by the Company’s shareholders of the Trust Amendment, which will cause a sufficient increase in the number of authorized Common Shares to permit the conversion of the Special A Shares. The Trust Amendment is expected to be considered and voted upon by shareholders at the Company’s upcoming annual meeting.

Amendment to Certificate of Designation for Special Preferred Voting Shares

Under the certificate of designation for the Company’s Special Preferred Voting Shares, a majority of the holders of the Special Preferred Voting Shares had the right to nominate non-independent trustees for election to the Board and also to fill any vacancies with respect to seats held by non-independent trustees. Effective March 5, 2010, the Company adopted an amendment to the certificate of designation for the Special Preferred Voting Shares to eliminate these rights, which amendment was approved by the requisite consent of the holders of the Special Preferred Voting Shares.

Reclassifications of Preferred Shares Into, and Exchanges of Preferred Shares for, Special Series A Shares

Reclassifications. Effective March 5, 2010, the certificates of designation for the Company’s 4.4% Cumulative Perpetual Convertible Community Reinvestment Act Preferred Shares (the “4.4% CRA Preferred Shares”) and 11% Shares were amended so that they are now governed by the Special Series A COD and the former holders of the 4.4% CRA Preferred Shares and 11% Shares are now holders of Special Series A Shares. These reclassifications were approved by approximately 97% of the holders of each of the 4.4% CRA Preferred Shares and 11% Shares.

Exchanges. Holders of 998,336 (representing 100%) of the Company’s CCRA Preferred Shares entered into exchange agreements, dated as of March 5, 2010, pursuant to which they exchanged such shares for an aggregate of 581,136 Special Series A Shares. Holders of 4,778,168 (or approximately 87%) of the Company’s Series A CRA Preferred Shares entered into exchange agreements, dated as of March 5, 2010, pursuant to which they exchanged such shares for an aggregate of 3,625,265 Special Series A Shares. The Series A CRA Preferred Shares, the 4.4% CRA Preferred Shares and the CCRA Preferred Shares are collectively referred to herein as the “CRA Preferred Shares”.

Bylaw Amendment

Effective March 5, 2010, the Company amended its bylaws to (i) clarify that any indemnification rights of, among others, the Company’s officers and trustees and the Manager under the bylaws will be in addition to such rights under the Trust Agreement, the Management Agreement, any contract, at law, any insurance policy or otherwise; and (ii) require that any amendment to the definitions of “Independent Trustee” and “Managing Trustee” in the Trust Agreement or the bylaws be approved by a majority of the Independent Trustees.

The descriptions of the Special Series A COD and amendments to the Company’s bylaws contained in this Item 5.03 are qualified in their entirety by reference to the complete terms of those documents set forth in Exhibits 3.1 to 3.7 of this Current Report.

Item 8.01. Other Events.

In addition to the transactions discussed above in this Form 8-K, the following additional transactions occurred as part of, in connection with, and as a result of, the Transactions:

•	The Purchaser entered into and consummated a purchase and sale agreement, dated as of March 5, 2010 (the “Sale Agreement”), with RSA pursuant to which it purchased from RSA 5,226,513 Special Series A Shares, representing approximately 21.6% of the Company’s common share equivalents, on a fully diluted basis, and Purchaser granted an option to RSA to purchase 25% of the Special Series A Shares sold and issued to Purchaser under the Sale Agreement and issued by the Company to the Purchaser under the Purchase Agreement.

•	Wells Fargo Bank, NA, Bank of America, NA, and Natixis separately entered NOL Lock-Up Agreements, each dated March 5, 2010, with the Company pursuant to which each such party and its beneficial owners agreed to certain transfer and other restrictions to govern their equity interests in the Company as a protective measure to prevent the Company from experiencing an “ownership change” as defined in Section 382 of the Internal Revenue Code of 1986, as amended.

•	The Company and/or affiliates of Island Capital (on behalf of the Company) consummated settlement agreements with various creditors and claimants pursuant to which the Company (or an Island Capital affiliate on its behalf) paid $13.9 million as discounted pay offs to extinguish $116.3 million in face amount of other liabilities and claims.

•	As a result of the new issuance, reclassification, exchange and purchase transactions described above (in each case on a fully diluted basis):

•	Purchaser owns 9,310,903 Special Series A Shares (including the shares purchased from RSA) representing approximately 38% of the common share equivalents outstanding;

•	Natixis owns 1,185,610 Special Series A Shares representing approximately 4.9% of the common share equivalents outstanding;

•	pre-transaction holders of CRA Preferred Shares own 8,655,597 Special Series A Shares representing approximately 36% of the common share equivalents outstanding;

•	pre-transaction holders of 11% Preferred Shares (other than the 11% Preferred Shares previously owned by RSA that were sold post-reclassification to Purchaser) own approximately 172,552 Special Series A Shares representing approximately 0.7% of the common share equivalents outstanding; and

•	pre-transaction holders of Common Shares own approximately 20% of the common share equivalents outstanding.

•	as of March 5, 2010, the Company had outstanding, on a fully diluted basis, approximately 363 million common and common share equivalents outstanding.

Item 9.01.  Financial Statements and Exhibits.

The Exhibit Index appearing after the signature page of this Form 8-K is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Centerline Holding Company
(Registrant)

March 11, 2010
	By:	/s/ Marc D. Schnitzer
	Name:	Marc D. Schnitzer
	Title:	President & Chief Executive Officer

EXHIBIT INDEX

Exhibit
Number	Description
3.1	Amended and Restated Certificate of Designation of the Company’s 11% Cumulative Convertible Preferred Shares, Series A-1.
3.2	Amendment to the Amended and Restated Certificate of Designation of the Company’s 11% Cumulative Convertible Preferred Shares, Series A-1 relating to the reclassification of such shares into the Company’s Special Series A Shares
3.3	Amendment to the Certificate of Designation of the Company’s 4.4% Cumulative Perpetual Convertible Community Reinvestment Act Preferred Shares, Series A-1, relating to the reclassification of such shares into the Company’s Special Series A Shares.
3.4	Certificate of Designation for the Company’s Special Series A Shares.
3.5	Certificate of Designation relating to the creation of the Company’s Special Series B Shares, dated as of March 5, 2010.
3.6	Amendment No. 2 to the Certificate of Designation of the Company’s Special Preferred Voting Shares, dated as of March 5, 2010.
3.7	Amendment No. 4 to the Fifth Amended and Restated Bylaws of Centerline Holding Company (“the Trust”), approved by the Trust’s board of trustees effective as of March 5, 2010.
10.1	Purchase and Sale Agreement, dated as of March 5, 2010, by and among Centerline Holding Company trust, Centerline Capital Group Inc., ARCAP 2004 RR3 Resecuritization, Inc., ARCAP 2005 RR5 Resecuritization, Inc., Centerline Fund Management LLC, Centerline CMBS Fund III Management LLC, Centerline REIT, Inc., CM Investor LLC, and C-III Capital Partners LLC.
10.2	Management Agreement, dated as of March 5, 2010, entered into by and among Island Centerline Manager LLC, on the one hand, and Centerline Holding Company and Centerline Capital Group Inc., jointly and severally on the other hand.
10.3	Master Novation, Stabilization, Assignment, Allocation, Servicing and Asset Management Agreement, dated as of March 5, 2010, by and among Centerline Holding Company, Centerline Capital Group Inc., Centerline Affordable Housing Advisors LLC, Centerline Guaranteed Manager LLC, Centerline Financial Holdings LLC, Centerline Mortgage Capital Inc., and Natixis Financial Products Inc.
10.4	Senior Secured Credit Agreement, dated as of March 5, 2010, between Centerline Financial Holdings LLC, the Lenders named therein, and Natixis Financial Products Inc., as administrative agent.
10.5	Receivables Assignment and Assumption Agreement (“Natixis Transaction Receivables Assignment”), dated as of March 5, 2010, by and among Centerline Holding Company, Centerline Capital Group Inc., Centerline Affordable Housing Advisors LLC, Centerline Guaranteed Manager LLC, each of the entities listed on Schedule A of the Natixis Transaction Receivables Assignment under the heading Credit Enhanced Fund General Partner, each of the entities listed on Schedule A of the Natixis Transaction Receivables Assignment under the heading Credit Enhanced Partnership General Partner, each of the entities listed on Schedule B of the Natixis Transaction Receivables Assignment under the heading Special Limited Partner, and Centerline Financial Holdings LLC.
10.6	Transaction Assignment Agreement, dated as of March 5, 2010, by and among Merrill Lynch Capital Services, Inc., Centerline Capital Group Inc., Centerline Guaranteed Holdings LLC, and with the consent and acknowledgement of Centerline Holding Company.

Exhibit
Number	Description
10.7	Master Assignment, Stabilization, Assignment, Allocation, Servicing and Asset Management Agreement, dated as of March 5, 2010, by and among Centerline Holding Company, Centerline Capital Group Inc., Centerline Affordable Housing Advisors LLC, Centerline Mortgage Capital Inc., Centerline Guaranteed Manager LLC, and Centerline Guaranteed Holdings LLC.
10.8	Receivables Assignment and Assumption Agreement (the “Merrill Transaction Receivables Assignment”), dated as of March 5, 2010, by and among Centerline Holding Company, Centerline Capital Group Inc., Centerline Affordable Housing Advisors LLC, Centerline Guaranteed Manager II LLC, Centerline Guaranteed Holdings LLC, and each of the entities listed on Schedule A of the Merrill Transaction Receivables Assignment under the heading Special Limited Partner.
10.9	ISDA Master Agreement, dated as of March 5, 2010, between Merrill Lynch Capital Services Inc. and Centerline Guaranteed Holdings LLC.
10.10	Multicurrency – Cross Border Schedule to the Master Agreement, dated as of March 5, 2010, between Merrill Lynch Capital Services Inc. and Centerline Guaranteed Holdings LLC.
10.11	ISDA Credit Support Annex to the Schedule to the ISDA Master Agreement, dated as of March 5, 2010, between Merrill Lynch Capital Services Inc. and Centerline Guaranteed Holdings LLC.
10.12	Paragraph 13 to ISDA Credit Support Annex to the Schedule to the ISDA Master Agreement, dated as of March 5, 2010, between Merrill Lynch Capital Services Inc. and Centerline Guaranteed Holdings LLC.
10.13	Reaffirmation of Guarantee, dated as of March 5, 2010, executed by Centerline Holding Company in favor of Merrill Lynch Capital Services Inc.
10.14	Omnibus Agreement, dated as of March 5, 2010, by and among Centerline Holding Company, Centerline Capital Company LLC, Related Special Assets LLC, and Related General II, L.P.
10.15	Second Amended and Restated Revolving Credit and Term Loan Agreement, dated as of March 5, 2010, with the Guarantors listed on Schedule 1 thereto, the Lenders named therein, Bank of America, N.A. as issuing bank and as administrative agent, Banc of America Securities, LLC and Citicorp USA Inc., as co-lead arrangers, and Banc of America Securities, LLC as book manager.
10.16	Registration Rights Agreement, dated as of March 5, 2010, by and among Centerline Holding Company and C-III Capital Partners LLC.
10.17	Registration Rights Agreement, dated as of March 5, 2010, by and among Centerline Holding Company and Island Centerline Manager LLC.
10.18	Employment Agreement Termination Agreement of Marc D. Schnitzer, dated March 5, 2010, by and between Marc D. Schnitzer and Centerline Capital Group Inc.
10.19	Employment Agreement Termination Agreement of Robert L. Levy, dated March 5, 2010, by and between Robert L. Levy and Centerline Capital Group Inc.
10.20	Employment Agreement Termination Agreement of Andrew J. Weil, dated March 5, 2010, by and between Andrew J. Weil and Centerline Capital Group Inc.
10.21	Employment Agreement Termination Agreement of Paul G. Smyth, dated March 5, 2010, by and between Paul Smyth and Centerline Capital Group Inc.
10.22	Consulting and Advisory Agreement, dated March 5, 2010, between Centerline Capital Group, Inc. and TRCLP Affordable Acquisitions LLC.
10.23	Tax Benefits Preservation Plan, dated March 5, 2010, between Centerline Holding Company and Computershare Trust Company, N.A.